VALHI ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 29, 2014 . . . Valhi, Inc. (NYSE:  VHI) announced today that at its annual stockholder meeting held today its stockholders:

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elected each of Thomas E. Barry, Norman S. Edelcup, Loretta J. Feehan, William J. Lindquist, W. Hayden McIlroy, Bobby D. O’Brien, Mary A. Tidlund and Steven L. Watson as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2014 annual meeting.

Valhi is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management industries and real estate management and development industries.

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